EXHIBIT  23.1          CONSENT  OF  BROWN  &  ASSOCIATES,  PLLC

                            BROWN & ASSOCIATES, PLLC
           7400 Carmel Executive Park, Suite 120, Charlotte, NC  28226
               TELEPHONE (704) 542-2525; FACSIMILE (704) 541-4751

                                  June 24, 2002


Board of Directors
ARS Networks, Incorporated
100 Walnut Street
Champlain, New York  12919

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                              Very truly yours,


                              /s/ Harold H. Martin
                               --------------------
                              Harold H. Martin
                                   for
                              Brown & Associates, PLLC